As filed with the Securities and Exchange Commission on April 6, 2012

Registration No. 333-179334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Capstone Turbine Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4180883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21211 Nordhoff Street

Chatsworth, California 91311

(818) 734-5300

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Edward I. Reich

Executive Vice President, Chief Financial Officer and Secretary

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, California 91311

(818) 734-5300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

J. Chase Cole, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by Capstone Turbine Corporation based on market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Debt Securities, Preferred Stock, $0.001 par value, Common Stock Warrants and Common Stock, $0.001 par value and related Preferred Stock purchase rights (2)	$100,000,000	(1)(3)	—	(3)(4)	$100,000,000	(1)(3)(4)(5)	$3,616.78*	(6)(7)

(1)          The amount to be registered consists of up to $100,000,000  (in U.S. dollars or the equivalent thereof at the time of sale for any debt security denominated in one or more foreign currencies or composite currencies) of an indeterminate principal amount of debt securities, an indeterminate number of shares of Preferred Stock, an indeterminate number of Common Stock warrants and an indeterminate number of shares of Common Stock as may from time to time be issuable hereunder and, as may be issuable upon conversion, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)          This registration statement also covers rights to purchase shares of the registrant’s Preferred Stock (the “Rights”) which are issuable pursuant to the registrant’s stockholder rights plan.  Until the occurrence of certain prescribed events, the Rights are not exercisable and will be transferable along with and only with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

(3)          Pursuant to General Instruction II. D. of Form S-3 under the Securities Act, the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per unit and the proposed maximum aggregate offering price.  Securities sold hereunder may be sold separately, together or as units with other securities registered hereunder.

(4)          The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(5)          Estimated solely for purposes of calculating the registration fee.  No separate consideration will be received for securities as may from time to time be issued upon conversion or exchange of securities registered hereunder.

(6)          Calculated pursuant to Rule 457(o) under the Securities Act.

(7)          Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of $68,440,027.81 of unsold securities that had previously been registered under the Registrant’s registration statement on Form S-3 initially filed on December 24, 2008, file number 333-156459 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a maximum offering price of $150,000,000. After sales by the Registrant of securities thereunder, the Prior Registration Statement has a balance of unsold securities with an aggregate offering price of $68,440,027.81. In connection with the registration of such unsold securities pursuant to the Prior Registration Statement, the Registrant paid a registration fee of $2,689.69 for such unsold securities, which fee will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee for the registration of securities under this registration statement has been calculated based on the proposed maximum offering price of the additional $31,559,972.19 of securities registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

*      Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated

April 6, 2012

Capstone Turbine Corporation

$100,000,000

Common Stock

Common Stock Warrants

Preferred Stock

Debt Securities

We may from time to time offer, issue and sell, in one or more series, together or separately, the following:

•                  shares of our Common Stock;

•                  warrants to purchase shares of our Common Stock;

•                  shares of our Preferred Stock;

•                  debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness;

•                  rights to purchase the foregoing securities (see “Plan of Distribution”); or

•                  any combination of these securities, individually or as units.

We will offer such securities at an aggregate public offering price of up to $100,000,000, or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars, on terms determined at the time we offer such securities. We may offer such securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable supplement to this prospectus. The applicable prospectus supplement will also contain information about any listing on a securities exchange of the securities covered by such prospectus supplement.

We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of these methods of sale. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “CPST.”

Investing in these securities involves risks. You should carefully review the discussion under the heading “Risk Factors” on page 4 regarding information included and incorporated by reference in the prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                       .

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Capstone,” “the Company,” “we,” “us” and “our” refer to Capstone Turbine Corporation, a Delaware corporation, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning, among other things, our future results of operations, research and development activities, sales expectations, our ability to develop markets for our products and to produce products at a pace commensurate with demand, sources for parts, federal, state and local regulations and general business, industry and economic conditions applicable to us. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “should,” “could,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus.  Factors that could cause our actual results to differ materially from the forward-looking statements include:

•                                Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable;

•                                We may be unable to fund our future operating requirements, which could force us to curtail our operations;

•                                If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern;

•                                Impairment charges on our long-lived assets, including intangible assets with finite lives would adversely affect our financial position and results of operations;

•                                A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations;

•                                Our operating results are dependent, in large part, upon the successful commercialization of our products. Failure to produce our products as scheduled and budgeted would materially and adversely affect our business and financial condition;

•                                We may not be able to produce our products on a timely basis if we fail to correctly anticipate product supply requirements or if we suffer delays in production resulting from issues with our suppliers. Our suppliers may not supply us with a sufficient amount of components or components of adequate quality, or they may provide components at significantly increased prices;

•                                We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations;

•                                Current economic conditions may have an impact on our business and financial condition, including some effects we may not be able to predict;

•                                Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure;

•                                We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively;

•                                If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer;

•                                Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets;

•                                We cannot be certain of the future effectiveness of our internal controls over financial reporting or the impact thereof on our operations or the market price of our Common Stock;

•                                We may not be able to retain or develop relationships with original equipment manufacturers or distributors in our targeted markets, in which case our sales would not increase as expected;

•                                Activities necessary to integrate the microturbine business of Calnetix Power Solutions, Inc. and any future acquisitions may result in costs in excess of current expectations or be less successful than anticipated;

•                                We have substantial accounts receivable, and increased bad debt expense or delays in collecting accounts receivable could have a material adverse effect on our cash flows and results of operations;

•                                Loss of a significant customer could have a material adverse effect on our results of operations;

•                                We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets;

•                                Changes in our product components may require us to replace parts held at distributors;

•                                We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines;

•                                Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products;

•                                We depend upon the development of new products and enhancements of existing products;

•                                Operational restructuring may result in asset impairment or other unanticipated charges;

•                                We may not achieve production cost reductions necessary to competitively price our products, which would adversely affect our sales;

•                                Commodity market factors impact our costs and availability of materials;

•                                Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations;

•                                Potential intellectual property, labor, product liability, stockholder or other litigation may adversely impact our business;

•                                Our success depends in significant part upon the continuing service of management and key employees;

•                                Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control;

•                                If we fail to meet all applicable Nasdaq Global Market requirements and Nasdaq determines to delist our Common Stock, the delisting could adversely affect the market liquidity of our Common Stock, impair the value of your investment and adversely affect our ability to raise needed funds:

•                                The market price of our Common Stock has been and may continue to be highly volatile and you could lose all or part of your investment in our securities; and

•                                Provisions in our certificate of incorporation, bylaws and our stockholder rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.

We caution you that these factors, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You should review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update publicly or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

THE COMPANY

We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, including cogeneration (combined heat and power, integrated combined heat and power, and combined cooling, heat and power), resource recovery and secure power. In addition, our microturbines can be used as battery charging generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand—alone when no utility grid is available. There are several technologies which are used to provide “on-site power generation” (also called “distributed generation”), such as reciprocating engines, solar power, wind powered systems and fuel cells. For customers who do not have access to the electric utility grid, microturbines can provide clean, on-site power with lower scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines can provide an additional source of continuous duty power, thereby providing additional reliability and potential cost savings. With our stand—alone feature, customers can produce their own energy in the event of a power outage and can use the microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and heating. Our microturbines are sold primarily through our distributors. Our distributors install the microturbines. Service is provided directly by us through our Factory Protection Plan or by our distributors. Successful implementation of microturbines relies on the quality of the microturbine, marketability for appropriate applications, and the quality of the installation and support.

Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311 and our telephone number at that address is: (818) 734-5300.  Our web site address is www.capstoneturbine.com.  Information on our web site is not part of this prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities.  When particular series of securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities.  We will have significant discretion in the use of any net proceeds.  The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness outstanding at that time until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended March 31,					Nine Months Ended
	2007	2008	2009	2010	2011	December 31, 2011
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A	N/A	N/A
Ratio of combined fixed charges and preference dividends to earnings (1)	N/A	N/A	N/A	N/A	N/A	N/A

(1) For the fiscal years ended March 31, 2007, 2008, 2009, 2010 and 2011 and the nine months ended December 31, 2011, our earnings were inadequate to cover fixed charges.  The coverage deficiencies were $36.7 million, $36.1 million, $41.7 million, $67.3 million, $38.3 million and $10.5 million, respectively.

For purposes of calculating the ratios of earnings to fixed charges, (i) fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense; and (ii) earnings consist of pre-tax income from operations and fixed charges (excluding capitalized interest).

GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $100,000,000 (or the equivalent in one or more foreign currency units) aggregate initial offering price of:

•                  shares of our Common Stock;

•                  warrants to purchase shares of our Common Stock;

•                  shares of our Preferred Stock;

•                  debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness;

•                  rights to purchase the foregoing securities (see “Plan of Distribution”); or

•                  any combination of these securities, individually or as units.

We may offer and sell these securities either separately or together as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or Preferred Stock that are exchangeable for and/or convertible into Common Stock or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 415,000,000 shares of Common Stock, $0.001 par value.  As of February 29, 2012, there were 276,746,283 shares of our Common Stock outstanding.

This section summarizes the general terms of the Common Stock that we may offer.  A prospectus supplement relating to the Common Stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the Common Stock. When evaluating the Common Stock, you should also refer to our second amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware (“DGCL”).

Terms of the Common Stock

The holders of our Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding series of Preferred Stock.  We currently intend to retain any earnings for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our board of directors, in its sole discretion, may consider relevant. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of Preferred Stock.  The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected.  Our board of directors is not divided into classes.  Our second amended and restated certificate of incorporation and amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Holders of our Common Stock do not have preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our Common Stock are, and any shares of Common Stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our Common Stock will have paid their purchase price in full and we may not require them to pay additional funds.  The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any Preferred Stock that we may issue in the future.

Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws

Stockholder Rights Plan

On July 7, 2005, we entered into a rights agreement with BNY Mellon Investor Services LLC, as rights agent.  The rights agreement was subsequently amended on July 3, 2008 and June 9, 2011.  In connection with the rights agreement, our board of directors authorized and declared a dividend distribution of one Preferred Stock purchase right for each share of our Common Stock authorized and outstanding at the close of business on July 18, 2005.  Each right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $10.00 per unit, subject to adjustment.  The description and terms of the rights are set forth in the rights agreement.  The rights are attached to all Common Stock certificates.  Subject to certain exceptions specified in the rights agreement, the rights will separate from the Common Stock and will be exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (the “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer (other than certain permitted offers described in the rights agreement) that would result in a person or group beneficially owning 20% or more of the outstanding shares of our Common Stock.

In the event that we receive a qualifying offer (that has not been terminated prior thereto and which continues to be a qualifying offer), stockholders representing at least 10% of the shares of Common Stock then outstanding may request that the board of directors call a special meeting of stockholders to vote to exempt the qualifying offer from the operation of the rights agreement not earlier than 90, nor later than 120, business days following the commencement of such offer. The board of directors must then call and hold such a meeting to vote on exempting such offer from the terms of the rights agreement within the 90th business day following receipt of the stockholder demand for the meeting; provided that such period may be extended if, prior to the vote, we enter into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock) with respect to a merger, recapitalization, share exchange or a similar transaction involving the Company or the direct or indirect acquisition of more than 50% of our consolidated total assets, until the time of the meeting at which the stockholders will be asked to vote on such agreement. If no Acquiring Person has emerged, the offer continues to be a qualifying offer and stockholders representing at least a majority of the shares of Common Stock represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then such qualifying offer shall be deemed exempt from the rights agreement on the date that the vote results are certified. If no Acquiring Person has emerged and no special meeting is held by the date required, the rights will be redeemed, without the need for action by the board of directors, at the close of business on the tenth business day following that date.

The rights expire on July 18, 2015, unless such date is extended or the rights are earlier redeemed or exchanged by us (including by virtue of the “sunset provision”).  Pursuant to the “sunset provision,” the rights agreement will expire on the 30th day after the 2014 annual meeting of stockholders unless continuation of the rights agreement is approved by the stockholders at that meeting. The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire the Company.  The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, as determined by the board of directors.  The rights should also not interfere with any merger or other business combination approved by the board of directors.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers.  This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•                                          a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•                                          an affiliate of an interested stockholder; or

•                                          an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

•                                          any merger or consolidation involving the corporation and the interested stockholder;

•                                          any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                                          subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                                          any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                                          the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

However, the above provisions of Section 203 do not apply if:

•                                          our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers; or

•                                          on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

A number of provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws concern matters of corporate governance and the rights of our stockholders.  Provisions that grant our board of directors the ability to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders.  Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our Common Stock.  Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Meetings of and Actions by Stockholders.  Our amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors.  A special meeting of our stockholders may be called at any time by the chairman of the board of directors, or by a majority of the directors or by a committee of the board of directors that has been granted the power to call such meetings.  Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.

Cumulative Voting.  Our amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing.  To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date Capstone’s proxy statement was released to security holders in connection with the preceding year’s annual meeting.  If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder in order to be timely must be received by Capstone no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date the meeting was made, whichever comes first.  Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.  These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Filling of Board Vacancies.  Our second amended and restated certificate of incorporation and our amended and restated bylaws provide that vacancies in the board of directors may be filled until the next annual meeting of stockholders by a majority of the directors remaining in office, even though that number may be less than a quorum of the board of directors, or by a sole remaining director.

Amendment of the Certificate of Incorporation.  Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL.  However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amending the second amended and restated certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.

Amendment of the Bylaws.  Our amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board of directors, or (ii) by the stockholders, by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting.  The bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the board of directors or by the requisite number of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

We have adopted provisions in our second amended and restated certificate of incorporation and amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our amended and restated bylaws provide that we may, at the discretion of the board of directors, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification provided under the amended and restated bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. Our second amended and restated certificate of incorporation and amended and restated bylaws also empower us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any such person against any liability which may be asserted.

The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Transfer Agent and Registrar

BNY Mellon Investor Services LLC is the transfer agent and registrar for our Common Stock.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue warrants for the purchase of Common Stock. Common Stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of Common Stock warrants will be issued under a separate warrant agreement between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the Common Stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock warrants. Further terms of the Common Stock warrants and the applicable warrant agreements will be set forth in the prospectus supplement.

The applicable prospectus supplement will describe the terms of any Common Stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                                          the title of such Common Stock warrants;

•                                          the aggregate number of such Common Stock warrants;

•                                          the price or prices at which such Common Stock warrants will be issued;

•                                          the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock warrants;

•                                          the date, if any, on and after which such Common Stock warrants and the related Common Stock will be separately transferable;

•                                          the price at which each share of Common Stock purchasable upon exercise of such Common Stock warrants may be purchased;

•                                          the minimum or maximum amount of such Common Stock warrants that may be exercised at any one time;

•                                          any provisions for adjustment of the number or amount of shares of Common Stock receivable upon exercise of the Common Stock warrants or the exercise price of the Common Stock warrants;

•                                          the dates or periods during which the Common Stock warrants are exercisable;

•                                          the designation and terms of any securities with which the Common Stock warrants are issued;

•                                          the rights, if any, we have to redeem the Common Stock warrants;

•                                          if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•                                          any terms, procedures and limitations relating to the transferability, exchange or exercise of the Common Stock warrants;

•                                          the name of the warrant agent;

•                                          information with respect to book-entry procedures, if any;

•                                          a discussion of certain federal income tax considerations applicable to the Common Stock warrants; and

•                                          any other material terms of such Common Stock warrants.

Each Common Stock warrant will entitle the holder of warrants to purchase the number of shares of Common Stock at the exercise price stated or determinable in the prospectus supplement for the Common Stock warrants. Common Stock warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, unexercised Common Stock warrants will become void.  Common Stock warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes, signs and delivers the warrant agreement and notice of exercise at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the shares of Common Stock that the warrant holder has purchased. If the warrant holder exercises the Common Stock warrant for less than all of the shares of Common Stock represented by the warrant, we will issue a new warrant to purchase the remaining shares of Common Stock.

You should review the section captioned “Description of Common Stock” for a general description of the Common Stock that may be issued upon the exercise of the Common Stock warrants.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue 10,000,000 shares of Preferred Stock, and no shares of Preferred Stock are currently issued and outstanding.  Our Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares of Preferred Stock.

The following description of Preferred Stock sets forth some of the general terms and provisions of the Preferred Stock that may be specified in any prospectus supplement. Certain other terms of any series of Preferred Stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our Second amended and restated certificate of incorporation (including the amendment describing the designations, rights, and preferences of each series of Preferred Stock) and amended and restated bylaws.

Subject to limitations prescribed by the DGCL and our second amended and restated certificate of incorporation, our board of directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The applicable prospectus supplement will contain the specific terms relating to the Preferred Stock being offered, including:

•                                          the title and stated value of such Preferred Stock;

•                                          the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

•                                          the dividend rate or rate(s), period(s) or method of calculating the rates and the dates on which dividends will be payable applicable to such Preferred Stock;

•                                          whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate, if applicable;

•                                          the provision for a sinking fund, if any, and the provisions for redemption, if applicable, of such Preferred Stock;

•                                          any listing of such Preferred Stock on any securities exchange;

•                                          the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculating the conversion price) and the conversion period;

•                                          the terms and conditions, if applicable, upon which the Preferred Stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•                                          the voting rights, if any, of the holders of shares of the Preferred Stock being offered;

•                                          a discussion of certain federal income tax considerations applicable to such Preferred Stock;

•                                          the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

•                                          any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•                                          any limitations on our ability to take certain actions without the consent of a specified number of holders of Preferred Stock; and

•                                          any other additional material terms, preferences, rights, qualifications limitations or restrictions of such Preferred Stock.

Ranking

Unless otherwise specified in the prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•                                          senior to all existing and future classes or series of Common Stock, and to all equity securities and any future series of Preferred Stock ranking junior to such Preferred Stock;

•                                          on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and

•                                          junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Preferred Stock.

Dividends

Holders of Preferred Stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends (or dividends in additional shares of Preferred Stock or in other property if expressly permitted and described in the applicable prospectus supplement) at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are non-cumulative, then the holders of such series of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any Preferred Stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend Preferred Stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata among the holders of such series, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of Preferred Stock having the same rank as that series of Preferred Stock will bear the same ratio to each other that accrued dividends per share on that series of Preferred Stock and the other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation. In addition, no Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

Any dividend payment made of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Preferred Stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of Preferred Stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of Preferred Stock that is subject to redemption will specify the number of shares of such Preferred Stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash, stock or other securities of third parties, or other property, as specified in the prospectus supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of Preferred Stock ranking on a parity as to dividends and distributions of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. Unless the full cumulative dividends on all outstanding shares of any cumulative Preferred Stock of such series and any other stock of Capstone ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

If we are to redeem fewer than all of the outstanding Preferred Stock of any series, whether by mandatory or optional redemption, our board of directors will determine the number of shares to be redeemed and the method for selecting shares to be redeemed, which may be by lot or pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.

We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed. If notice of redemption of any Preferred Stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on shares of Preferred Stock called for redemption, such Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price (without interest).

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after distributions or payment to holders of any equity securities ranking senior to such series of Preferred Stock, before any distribution or payment shall be made to the holders of Common Stock, or any other class or series of our capital stock ranking junior to a series of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of such series of Preferred Stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of Preferred Stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. After the holders of each series of Preferred Stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets.

Voting Rights

Holders of Preferred Stock may have voting rights as are set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, if we issue full shares of any series of Preferred Stock, each share will be entitled to one vote on matters on which holders of that series of Preferred Stock are entitled to vote.  The voting power of that series will depend on the number of shares in that series of Preferred Stock and not on the aggregate liquidation preference or initial offering price of the shares of that series. Unless otherwise indicated in a prospectus supplement, holders of our Preferred Stock do not vote on matters submitted for a vote of our common shareholders.

Any series of Preferred Stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our second amended and restated certificate of incorporation, our amended and restated bylaws and mergers and dispositions. The foregoing voting provisions may not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

The provisions of a series of Preferred Stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of Common Stock or any other series of Preferred Stock or other securities or property into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

Permanent Global Preferred Securities

A series of Preferred Stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement.  For most series of Preferred Stock, the depositary will be The Depository Trust Company.  A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for Preferred Stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of Preferred Stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of Preferred Stock may be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities in one or more series that will consist of either our senior debt or our subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (and may be amended by supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and, except to the extent it conflicts with any prospectus supplement, the following description. Forms containing terms we anticipate would be similar to the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee. Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The indentures provide that we may issue debt securities in any currency or currency unit designated by us.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•                                          the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•                                          the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•                                          the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into Common Stock or Preferred Stock, and the method by which any such portion shall be determined;

•                                          the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•                                          the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•                                          the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•                                          the right, if any, to extend the interest payment periods and the duration of the extensions;

•                                          the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and where the applicable indenture may be served;

•                                          the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•                                          our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•                                          the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•                                          whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•                                          any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•                                          any provisions for collateral security for repayment of such debt securities;

•                                          whether such debt securities will be issued in certificated and/or book-entry form;

•                                          whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•                                          whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•                                          if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•                                          if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•                                          the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•                                          the terms, if any, upon which such debt securities may be convertible into our Common Stock or Preferred Stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•                                          if convertible, any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock into which such debt securities are convertible;

•                                          whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•                                          any other material terms of such debt securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities.  We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•                                          either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•                                          immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•                                          an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to, but may not, include (with grace and cure periods):

•                                          default in the payment of any installment of interest on any debt security of such series;

•                                          default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•                                          default in making any required sinking fund payment for any debt security of such series;

•                                          default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•                                          default in the payment of specified amounts of indebtedness (subject in some instances to a minimum threshold amount) of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•                                          certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•                                          any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily, but may, constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•                                          we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•                                          all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will, subject to applicable law, automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture may also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except, unless otherwise noted, a default:

•                                          in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•                                          in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee may be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture may provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture may provide that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) may have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period after the close of each fiscal year and at various other times, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture may provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•                                          secure any debt securities;

•                                          evidence the assumption by a successor corporation of our obligations;

•                                          add covenants for the protection of the holders of debt securities;

•                                          cure any ambiguity or correct any inconsistency in the indenture;

•                                          establish the forms or terms of debt securities of any series; and

•                                          evidence and provide for the acceptance of appointment by a successor trustee.

It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of, unless otherwise noted in such indenture, not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•                                          change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•                                          reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•                                          change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•                                          impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•                                          reduce any amount payable on redemption;

•                                          modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•                                          reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•                                          modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. Unless otherwise set forth in any applicable indenture, the holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Common Stock, Preferred Stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                                          by the depositary for such registered global security to its nominee;

•                                          by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                                          by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                                          ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•                                          upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                                          any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                                          ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•                                          will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                                          will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                                          will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.”  We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We will be able to discharge or defease our obligations pursuant to the terms of the indenture, which we anticipate will include those requirements set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year).  We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•                                          we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•                                          we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

Holders of our debt securities will receive notices pursuant to the terms of the indenture at their addresses as they appear in the security register.

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

We anticipate that New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture.  Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities.  All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee pursuant to the terms of the indenture.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee may engage in other transactions.  If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of these methods of sale. Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement.  The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.  Contracts will not be subject to any conditions except (1) the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (2) if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

•                                          whether Common Stock will be offered under the stockholder purchase rights;

•                                          the number or amount of those securities or warrants that will be offered under the stockholder purchase rights;

•                                          the period during which and the price at which the stockholder purchase rights will be exercisable;

•                                          the number of stockholder purchase rights then outstanding;

•                                          any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights, and

•                                          any other material terms of the stockholder purchase rights.

The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee.  If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Capstone Turbine Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion and include explanatory paragraphs regarding Capstone Turbine Corporation’s adoption of the guidance in FASB ASC Topic 815—Derivatives and Hedging, effective April 1, 2009 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s web site at http://www.sec.gov.

We make available free of charge through our web site, which you can find at http://www.capstoneturbine.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference information we file with the SEC, which means:

•                                          incorporated documents are considered part of this prospectus;

•                                          we can disclose important information to you by referring you to those documents; and

•                                          information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(a)           our Annual Report on Form 10-K for the fiscal year ended March 31, 2011(1);

(b)           our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2011, September 30, 2011, and December 31, 2011;

(c)           our Current Reports on Form 8-K, filed with the SEC on September 1, 2011, October 3, 2011, November 22, 2011, January 10, 2012, and February 29, 2012;

(d)           the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 22, 2000 including any subsequent amendment or report filed for the purpose of amending such description and the description of our Preferred Stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description; and

(e)           any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all offerings of any securities registered hereby are completed; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain copies of the documents incorporated by reference in this prospectus but not delivered with this prospectus without charge through our web site (http://www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address:

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, California 91311

Attention: Chief Financial Officer

(818) 734-5300

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the offerings described in this Registration Statement:

Securities and Exchange Commission registration fee	$3,617
Printing and shipping expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent or trustee fees	*
Nasdaq listing fees	*
Miscellaneous expenses	*
TOTAL	$ *

* Estimated expenses are not presently known.  An estimate of the aggregate expenses in connection with the offerings described herein will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

We have adopted provisions in our second amended and restated certificate of incorporation which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone, and such other persons as may be required by statute or by our amended and restated bylaws, against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. The certificate further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. If the DGCL is later amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the certificate provides that the liability of a director to Capstone shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

The second amended and restated certificate of incorporation also empowers us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or our amended and restated bylaws, against any liability which may be asserted against any director, officer or such other person.

In addition, our amended and restated bylaws require that we indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Capstone, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of Capstone, and at the discretion of the board of directors, we may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him and may enter into contracts providing for the indemnification of such person to the full extent permitted by law. To the full extent permitted by law, the indemnification provided under our amended and restated bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. The indemnification provided under our amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

We have entered into indemnity agreements (the “Indemnity Agreements”) with each Capstone director, including directors who are also officers and employees of Capstone, and certain senior officers of Capstone. The Indemnity Agreements provide that Capstone will pay any expenses, as defined within such Indemnity Agreements, which an indemnitee is or becomes legally obligated to pay in connection with any proceeding, including any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of Capstone or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer of Capstone, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the indemnitee, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he was serving at the request of Capstone as a director, trustee, officer, employee or agent of Capstone or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee; provided, that in each such case the indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Capstone, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his conduct was unlawful.

The payments to be made under the Indemnity Agreements include, but are not limited to, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under the Indemnity Agreement, except Capstone is not liable to make any payment under the Indemnity Agreements in connection with any claim made against an indemnitee (a) to the extent that payment is actually made to the indemnitee under a valid, enforceable and collectible insurance policy, (b) to the extent that the indemnitee is indemnified and actually paid otherwise than pursuant to the Indemnity Agreement, (c) for a disgorgement of profits made from the purchase and sale by the indemnitee of securities pursuant to Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law or common law, or (d) for any judgment, fine or penalty which Capstone is prohibited by applicable law from paying as indemnity or for any other reason.

Item 16.                 Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

1	Form of Underwriting Agreement (a)

4.1	Specimen stock certificate (b)

4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (c)

4.3	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated September 16, 2008 (d)

4.4	Rights Agreement, dated as of July 7, 2005, between Capstone Turbine Corporation and Mellon Investor Services LLC (c)

4.5	Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC (e)

4.6	Amendment No. 2 to Rights Agreement, dated June 9, 2011, between Capstone Turbine Corporation and Mellon Investor Services LLC (f)

4.7	Form of Senior Debt Securities Indenture (g)

4.8	Form of Subordinated Debt Securities Indenture (g)

5	Opinion of Waller Lansden Dortch & Davis, LLP

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24	Power of Attorney (h)

(a)          To be filed by amendment.

(b)         Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A (File No. 333-33024).

(c)          Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K, filed on July 8, 2005 (File No. 001-15957).

(d)         Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (File No. 001-15957).

(e)          Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008 (File No. 001-15957).

(f)            Incorporated by reference to Capstone Turbine Corporations’ Annual Report on Form 10-K filed on June 14, 2011 (File No. 001-15957).

(g)         Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-3 (File No. 333-128164).

(h)   Previously filed.

Item 17.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on April 6, 2012.

CAPSTONE TURBINE CORPORATION

By:	/s/ EDWARD I. REICH
Edward I. Reich
Executive Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DARREN R. JAMISON	Director, President and Chief Executive Officer (Principal Executive Officer)	April 6, 2012
Darren R. Jamison

/s/ EDWARD I. REICH	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	April 6, 2012
Edward I. Reich

/s/ JAYME L. BROOKS	Vice President of Finance and Chief Accounting Officer	April 6, 2012
Jayme L. Brooks

/s/ GARY D. SIMON*	Chairman of the Board of Directors	April 6, 2012
Gary D. Simon

/s/ RICHARD K. ATKINSON*	Director	April 6, 2012
Richard K. Atkinson

/s/ JOHN V. JAGGERS*	Director	April 6, 2012
John V. Jaggers

/s/ NOAM LOTAN*	Director	April 6, 2012
Noam Lotan

/s/ GARY J. MAYO*	Director	April 6, 2012
Gary J. Mayo

/s/ ELIOT G. PROTSCH*	Director	April 6, 2012
Eliot G. Protsch

/s/ HOLLY A. VAN DEURSEN*	Director	April 6, 2012
Holly A. Van Deursen

/s/ DARRELL J. WILK*	Director	April 6, 2012
Darrell J. Wilk

*      Pursuant to power of attorney

By:	/s/ Edward I. Reich
Edward I. Reich
Attorney-in-fact

Exhibit Index

Exhibit Number	Description of Document

1	Form of Underwriting Agreement (a)

4.1	Specimen stock certificate (b)

4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (c)

4.3	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated September 16, 2008 (d)

4.4	Rights Agreement, dated as of July 7, 2005, between Capstone Turbine Corporation and Mellon Investor Services LLC (c)

4.5	Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC (e)

4.6	Amendment No. 2 to Rights Agreement, dated June 9, 2011, between Capstone Turbine Corporation and Mellon Investor Services LLC (f)

4.7	Form of Senior Debt Securities Indenture (g)

4.8	Form of Subordinated Debt Securities Indenture (g)

5	Opinion of Waller Lansden Dortch & Davis, LLP

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24	Power of Attorney (h)

(a)          To be filed by amendment.

(b)         Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A (File No. 333-33024).

(c)          Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K, filed on July 8, 2005 (File No. 001-15957).

(d)         Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (File No. 001-15957).

(e)          Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008 (File No. 001-15957).

(f)            Incorporated by reference to Capstone Turbine Corporations’ Annual Report on Form 10-K filed on June 14, 2011 (File No. 001-15957).

(g)         Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-3 (File No. 333-128164).

(h)   Previously filed.